UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11620 Wilshire Boulevard, Suite 1000 Los Angeles California	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (310) 966-1680

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	OTHER EVENTS

The following discussion provides information with respect to certain recent developments of Rexford Industrial Realty, Inc. (the “Company”). Unless otherwise expressly stated or the context otherwise requires, “we,” “us” and “our” refer collectively to the Company, Rexford Industrial Realty, L.P. and the Company’s other subsidiaries.

Operating Results

The following table summarizes our third quarter leasing activity through August 31, 2021:

	Leasing Activity (July 1, 2021 through August 31, 2021)
			Releasing Spreads
	# of Leases Executed	Square Feet Leased	GAAP	Cash
New Leases	45	553,177	41.7%	28.0%
Renewal Leases	45	475,936	47.7%	32.1%

Total Leases	90	1,029,113	44.9%	30.2%

At August 31, 2021, our Stabilized Same Property Portfolio occupancy was 98.5%, up 10 basis points from June 30, 2021. At August 31, 2021, our consolidated portfolio occupancy was 96.0%, up 60 basis points from June 30, 2021, primarily due to the lease-up and occupancy of certain units under repositioning. For the two months ended August 31, 2021, average occupancy of our Stabilized Same Property Portfolio was 98.5% and average occupancy of our consolidated portfolio was 95.9%.

Property Acquisitions and Dispositions

As of the date of this Current Report on Form 8-K, during the third quarter of 2021, we have acquired 12 properties with an aggregate of approximately 2.1 million rentable square feet of buildings and 59.5 acres of low coverage storage sites and land for future redevelopment for an aggregate purchase price of approximately $663.5 million. During the same period we also completed the disposition of one 71,602 square foot industrial property for a sales price of $18.6 million. Year-to-date through September 20, 2021, we have acquired 33 properties with approximately 3.6 million rentable square feet of buildings and 94.0 acres of low coverage storage sites and land for future redevelopment for an aggregate purchase price of approximately $1.1 billion.

At September 20, 2021, we had over $500 million of acquisitions under contract or letter of intent. There can be no assurance we will complete any such acquisitions.

Financing Developments

Subsequent to June 30, 2021, we funded a portion of the acquisitions described above with draws on our unsecured revolving credit facility and through the physical settlement of certain forward equity sale agreements with certain financial institutions acting as forward purchasers.

As of the date of this Current Report on Form 8-K, during the third quarter of 2021, we have directly sold a total of 786,174 shares of our common stock at a weighted average price of $60.42 per share, for gross proceeds of approximately $47.5 million, and net proceeds of approximately $46.9 million, after deducting the sales agent’s fee through our ATM program. In addition, we entered into a forward equity sale agreement with a financial institution acting as a forward purchaser under our ATM program with respect to 2,611,784 shares of our common stock at an initial forward sale price of approximately $60.94 per share. We did not initially receive any proceeds from the sale of shares of common stock by the forward purchaser (or its affiliate). In September 2021, we provided notice to the forward purchaser of our election to physically settle the 2,611,784 shares outstanding under this forward equity sale agreement for total estimated net proceeds of $159.1 million with a settlement date of September 27, 2021.

In September 2021, we partially settled forward equity sale agreements entered into in connection with our underwritten public offering in May 2021 by issuing 2,690,474 shares of common stock for net proceeds of $147.8 million. Also in September 2021, we provided notice to the forward purchasers of our election to physically settle the remaining 4,500,000 shares outstanding under the May 2021 forward equity sale agreements for total estimated net proceeds of $247.2 million with a settlement date of September 27, 2021.

At the date of this Current Report on Form 8-K, we had borrowings of $387.5 million outstanding under the unsecured revolving credit facility leaving $312.5 million available to us. We intend to use the proceeds from the settlement of the forward equity sale agreements described above to fully repay amounts outstanding under the unsecured revolving credit facility on September 27, 2021, which will provide us with availability of the full $700 million of borrowing capacity under our unsecured revolving credit facility.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would”, “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause the company’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: timing and consummation of any proposed transactions; risks and uncertainties related to market conditions and satisfaction of any conditions related to any proposed transactions; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which we operate, as detailed from time to time in each of our reports filed with the U.S. Securities and Exchange Commission. There can be no assurance that any proposed transactions described herein will be consummated on the terms described herein or at all.

While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.

Date: September 22, 2021	/s/ Michael S. Frankel
Michael S. Frankel
Co-Chief Executive Officer
(Principal Executive Officer)

Rexford Industrial Realty, Inc.

Date: September 22, 2021	/s/ Howard Schwimmer
Howard Schwimmer
Co-Chief Executive Officer
(Principal Executive Officer)